EXHIBIT 99.1

DATA STORAGE CORPORATION

FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

DATA STORAGE CORPORATION
FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

Page
Report of Independent Registered Public Accounting Firm	1

Financial Statements

Balance Sheets	2

Statements of Operations	3

Statements of Stockholders' Deficiency	4

Statements of Cash Flows	5

Notes to Combined Financial Statements	6-9

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Data Storage Corporation

We have audited the accompanying balance sheets of Data Storage Corporation as of December 31, 2007 and 2006, and the related statements of operations, stockholders' deficiency and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Data Storage Corporation as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rosenberg Rich Baker Berman & Co.
Bridgewater, New Jersey
August 20, 2008

DATA STORAGE CORPORATION
BALANCE SHEETS
YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$37,803	$23,624
Accounts receivable (less allowance for doubtful accounts of $1,000 in 2007 and 2006)	34,885	18,989
Total Current Assets	72,688	42,613

Property and Equipment:
Property and equipment	1,052,116	892,928
Less—Accumulated depreciation	(673,764)	(553,734)
Net Property and Equipment	378,352	339,194

Other Assets:
Other assets	443	1,004
Employee loan	18,000	18,000
Total Other Assets	18,443	19,004

Total Assets	469,483	400,811

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
Accounts payable	47,809	28,179
Accrued expenses	1,785	5,745
Total Current Liabilities	49,594	33,924

Due to shareholder	1,836,097	1,538,588
Total Liabilities	1,885,691	1,572,512

Stockholders' Deficiency:
Common stock (par value $0.10; 1,000 shares authorized;
198.50 shares issued and outstanding)	20	20
Additional paid in capital	1,813,974	1,813,974
Accumulated deficit	(3,230,202)	(2,985,695)
Total Stockholders' Deficiency	(1,416,208)	(1,171,701)

Total Liabilities and Stockholders' Deficiency	469,483	400,811

The accompanying notes are an integral part of these financial statements.

DATA STORAGE CORPORATION
STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

Sales	$668,172	$418,347

Cost of sales	339,223	345,819

Gross Profit	328,949	72,528

Selling, general and administrative	574,130	456,891

Loss from Operations	(245,181)	(384,363)

Other Income:
Interest Income	674	543
Other Income	-	420
Total Other Income	674	963

Loss before provision for income taxes	(244,507)	(383,400)

Provision for income taxes	-	-

Net Loss	$(244,507)	$(383,400)

The accompanying notes are an integral part of these financial statements.

DATA STORAGE CORPORATION
STATEMENTS OF STOCKHOLDERS' DEFICIENCY
YEARS ENDED DECEMBER 31, 2007 AND 2006

	Common Stock		Additional Paid	Accumulated	Total Stockholders'
	Shares	Amount	In Capital	Deficit	Deficiency

Balance, January 1, 2006	198.50	$20	$1,813,974	$(2,602,295)	$(788,301)

Net Loss		-		(383,400)	(383,400)

Balance, December 31, 2006	198.50	20	1,813,974	(2,985,695)	(1,171,701)

Net Loss		-		(244,507)	(244,507)

Balance, December 31, 2007	198.50	$20	$1,813,974	$(3,230,202)	$(1,416,208)

The accompanying notes are an integral part of these financial statements.

DATA STORAGE CORPORATION
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Cash Flows from Operating Activities:
Net loss	$(244,507)	$(383,400)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	120,030	95,906
Changes in Assets and Liabilities:
Accounts receivable	(15,896)	118
Prepaid Rent	-	877
Employee Loan	-	(8,000)
Other Assets	561	18,021
Security Deposit	-	6,204
Accounts payable	19,630	(24,420)
Accrued expenses	(3,959)	3,647
Net Cash Used in Operating Activities	(124,141)	(291,047)

Cash Flows from Investing Activities:
Cash paid for equipment	(159,188)	(250,886)
Net Cash Used in Investing Activities	(159,188)	(250,886)

Cash Flows from Financing Activities:
Advances from shareholder	297,508	520,509
Net Cash Provided by Financing Activities	297,508	520,509

Increase (Decrease) in Cash and Cash Equivalents	14,179	(21,424)

Cash and Cash Equivalents, Beginning of Year	23,624	45,048

Cash and Cash Equivalents, End of Year	$37,803	$23,624

Cash paid for interest expense	$-	$-

Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

DATA STORAGE CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006

Note 1- Nature of Business

Basis of presentation, organization and other matters

Data Storage Corporation was incorporated in Delaware on August 29, 2001. Data Storage Corporation is a provider of data backup services. The Company specializes in secure off-site, disk-to-disk data backup for disaster recovery, business continuity, and regulatory compliance.

Data Storage Corporation derives its revenues from the sale of solutions that provide businesses protection of critical electronic data. Primarily, these services consist of data duplication for disaster recovery and business continuity. The Company has Data Centers in Westbury, New York and maintains equipment in a co-location in Fort Lauderdale, Florida to provide redundant data protection.

Note 2 - Summary of Significant Accounting Policies Cash, cash equivalents and short-term investments

The Company considers all highly liquid investments with an original maturity or remaining maturity at the time of purchase, of three months or less to be cash equivalents.

Concentration of credit risk and other risks and uncertainties

Financial instruments and assets subjecting the Company to concentration of credit risk consist primarily of cash and cash equivalents, short-term investments and trade accounts receivable. The Company's cash and cash equivalents are maintained at major U.S. financial institutions. Deposits in these institutions may exceed the amount of insurance provided on such deposits.

The Company's customers are primarily concentrated in the United States. The Company performs ongoing credit evaluations and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information.

Allowance for Doubtful Accounts

The allowance for doubtful accounts reflects the estimated accounts receivable that will not be collected due to credit losses and customer returns and allowances. Provisions for estimated uncollectible accounts receivable are made for individual accounts based upon specific facts and circumstances including criteria such as their age, amount, and customer standing. Provisions are also made for other accounts receivable not specifically reviewed based upon historical experience.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DATA STORAGE CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006

Note 2 - Summary of Significant Accounting Policies (Continued)

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided under the straight-line basis over the following estimated useful lives:

Furniture and fixtures                                               7 years
Machinery and equipment                                   5-7 years
Leasehold Improvements                                   5-39 years

Property and equipment, at cost, consist of the following:

	December 31,
	2007	2006
Storage equipment	$741,176	$583,374
Website and software	150,208	150,208
Furniture and fixtures	22,837	14,038
Computer hardware and software	75,498	82,911
Data Center	62,397	62,397
	1,052,116	892,928
Less: Accumulated depreciation	673,764	553,734
Net property and equipment	$378,352	$339,194

Minor maintenance costs are expensed as incurred. Major improvements, which extend the life, increase the capacity or improve the safety or the efficiency of property owned, are capitalized. Major improvements to leased buildings are capitalized as leasehold improvements and depreciated. Depreciation expense for the years ended December 31, 2007 and 2006 was $120,030 and $95,906, respectively.

Revenue Recognition

The Company's revenues consist principally of storage revenues. Storage revenues consist of monthly charges related to the storage of materials or data (generally on a per unit basis). Sales are recorded in the month the service is provided.

Income taxes

The company, with the consent of its shareholders, has elected to be treated as an S Corporation under the Internal Revenue Code and New York State laws. Accordingly, the income of the corporation is reported and taxed on the shareholders individual income tax returns.

Advertising Costs

The Company expenses the costs associated with advertising as they are incurred. The Company incurred $26,121 and $27,407 for advertising costs for the years ended December 31, 2007 and 2006, respectively.

DATA STORAGE CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006

Note 3 - Related Party Transactions

The Company shared space for its New York Data Center with a related party. No rent expense was charged to the company for the years ended December 31, 2007 and 2006. Effective January 1, 2008, the Company began paying $1,500 per month on a month-to-month basis.

Due to shareholder consists of advances from the Company's CEO. The advances are non-interest bearing and have no stated terms of repayment. All amounts due to shareholder were converted to common stock on July 7, 2008 (See Note 6).

Note 4 - Stockholders' Deficiency

Capital Stock

The company is authorized to issue 1,000 shares of its common stock at $0.10 par value. The company has issued 198.50 shares of its common stock.

Stock Appreciation Plan

The Company established a stock appreciation plan to enable the Company to attract and retain employees to assist in increasing the value of the company. Management may grant stock appreciation rights at its' sole discretion up to 10,000,000 Units, which represents 100% or the value of the company. Shares granted under the plan may at the boards discretion be subject to a vesting schedule. The Participant shall be entitled to compensation for the vested portion of the Units, as calculated in accordance with the agreement upon the first to occur of any of the following events (the "Trigger Events"):

(i)	the Participant's employment with the Corporation has terminated because he has become Disabled;

(ii)	the Participant has died;

(iii)	the Participant's employment with the Corporation has been terminated by the Corporation without "cause";

(iv)
the sale, transfer or assignment of all or substantially all of the Corporation's assets (whether tangible or intangible), not in the ordinary course of business, whether in a single transaction or a series of transactions;

(v)	the sale, transfer or assignment of more than fifty (50%) percent of the outstanding capital stock of the Corporation, whether in a single transaction or a series of transactions.

On the date of grants, the board of directors assigned a value of $200,000 to the company for use as a base in calculating future stock appreciation under the plan. As of December 31, 2007, the Company granted 2,200,000 units of stock appreciation rights all of which were granted prior to 2006. The Company has not recorded any compensation expense as of December 31, 2007. As of December 31, 2007 and 2006, 2,133,333 and 2,066,667 units of stock appreciation rights were vested.

DATA STORAGE CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006

Note 5 - Commitments and Contingencies

The Company has no operating leases, commitments or contingencies of any kind.

Note 6 - Subsequent Events

Revolving Credit Facility

On January 31, 2008, the Company entered into a revolving credit line. The credit facility provides for $100,000 at prime plus .5% and is secured by all assets of the Company and personally guaranteed by the Company's principal shareholder.

Recapitalization

On July 3, 2008, the Company amended its certificate of incorporation recapitalizing the stock structure of the company. The existing shares of common stock were automatically converted into Class B Common Stock on a one for one basis. The total authorized shares of the Company were increased to 13,569,500 shares. The shares were comprised of the following: 12,069,500 shares of common stock of which 8,569,500 were class A and 3,500,000 were class B. The common stock of the company shall have a par value of $0.0001. The remaining 1,500,000 shares of authorized stock were Preferred Stock of which 500,000 are designated as Series A preferred stock. The remaining 1,000,000 shares may be issued from time to time in one or more series as determined by the Board of Directors of the Company. The preferred stock of the company shall have a par value of $0.0001.

Sale of securities

On July 3, 2008, the company issued 360,255 shares of Series A Preferred Stock for a price of $1.39 for an aggregate purchase price of $500,000 and 406,245 shares of Class B Common Stock for a price of $1.23 per share and an aggregate purchase price of $500,000.

Debt Conversion

On July 7, 2008, all amounts due to shareholder, $1,836,097, were converted to 2,223.83 shares of common stock.